Exhibit 99.1

BLINK CHARGING ANNOUNCES FIRST QUARTER REVENUE GROWTH OF 73% TO $37.6 MILLION AND GROSS MARGIN OF 36%

●	First quarter 2024 total revenues increased 73% to $37.6 million compared to $21.7 million in first quarter of 2023
●	68% increase in product revenues to $27.5 million in first quarter of 2024 compared to $16.4 million in first quarter of 2023
●	72% increase in service revenues to $8.2 million in first quarter of 2024 compared to $4.8 million in first quarter 2023
●	195% increase in gross profit to $13.4 million in first quarter of 2024 compared to $4.5 million in first quarter of 2023
●	36% gross margin in first quarter of 2024 compared to 21% gross margin in first quarter of 2023
●	4,555 charging stations contracted, deployed or sold in first quarter of 2024

Bowie, MD (May 9, 2024) – Blink Charging Co. (Nasdaq: BLNK) (“Blink” or the “Company”), a leading manufacturer, owner, operator, and provider of electric vehicle (EV) charging equipment and services, today announced financial results for the first quarter ended March 31, 2024.

The following top-line highlights are in thousands of dollars and preliminary.

	Three Months Ended
	March 31,
	2024	2023	Increase
Product Sales	$27,508	$16,389	68%
Service Revenues (1)	8,189	4,765	72%
Other Revenues(2)	1,871	514	264%
Total Revenues	$37,568	$21,668	73%

(1)	Service Revenues consist of charging service revenues, network fees, and car-sharing service revenues.
(2)	Other Revenues consist of warranty fees, grants and rebates, and other revenues.

1

“Blink achieved record first quarter revenues of $38 million with gross margin of 36%. Our performance outpaced the industry, demonstrating Blink’s growing leadership role in the EV infrastructure market. Importantly, our progress demonstrates the ongoing success of our strategic initiatives to leverage vertical integration capabilities and increased scale, while optimizing operations for continuous improvement across all levels of our organization.

“We have been focused on structurally adjusting our operations to position Blink to continue winning business and also to adjust our ongoing operating expenses so that, if needed, we can respond effectively to longer-than-anticipated changes in market conditions. It is encouraging to see that our vertical integration strategy is yielding results and making Blink more resilient, with production of our ‘Buy-American’ chargers well underway at our Maryland manufacturing facility. Additionally, we are constructing components and global chargers at our facility in India, with the in-sourcing of these manufacturing lines positively impacting product quality and reducing operational costs. As we started to move through the second quarter, we have seen lower bookings in April. That said, we have multiple opportunities in our pipeline and expect additional opportunities due to several companies pulling back or exiting the charging space. Therefore, we are maintaining our 2024 revenue target of between $165 and $175 million. We regularly review our pipeline and will provide an update, if necessary, in the future.”

“As previously mentioned, we are continuing to consolidate several facilities within the U.S., and our corporate global headquarters are now located in the D.C. area, giving us proximity to decision-makers funding the expansion of our nation’s EV charging infrastructure. With the increasing number of EVs on the roads, it’s evident that current U.S. charging infrastructure is poised to expand, and Blink is actively promoting our capabilities as a partner of choice in the build-out of reliable and accessible EV charging. We believe our flexible business models, innovative high-quality products, and focus on continuous improvement and profitability position us well as we progress through 2024 and beyond,” commented Brendan S. Jones, President and Chief Executive Officer of Blink Charging.

2024 Company Targets

For the full year 2024, the Company maintains its target of revenues between $165 million and $175 million and reiterates its target of achieving a positive adjusted EBITDA run rate by December 2024. See “Non-GAAP Financial Measures” below for further information.

The Company targets gross margin for full year 2024 of approximately 33%.

First Quarter Financial Results

Revenues

Total Revenues increased 73% to $37.6 million for the first quarter of 2024 compared to the first quarter of 2023, an increase of $15.9 million.

Product Sales increased 68% to $27.5 million in the first quarter of 2024, an increase of $11.1 million from the same period in 2023, primarily driven by strong demand for our charging equipment and services and our ability to satisfy demand.

2

Service Revenues, which consist of charging service revenues, network fees, and car-sharing service revenues, increased 72% to $8.2 million in the first quarter of 2024, an increase of $3.4 million from the first quarter of 2023, primarily driven by greater utilization of chargers in the U.S. and internationally, an increased number of chargers on the Blink networks, and revenues associated with the car-sharing service programs.

Other Revenues, which are comprised of warranty fees, grants and rebates, and other revenues, increased 264% to $1.9 million in the first quarter of 2024, an increase of $1.4 million from the first quarter of 2023.

Gross Profit

Gross Profit increased 195% to $13.4 million, or 36% of revenues, in the first quarter of 2024, compared to gross profit of $4.5 million, or 21% of revenues, in the first quarter of 2023. Gross margin increased in the first quarter of 2024 primarily due to shift to higher margin products, increased vertical integration of charger manufacturing as well as higher gross margins from Service revenues.

Operating Expenses

Operating expenses in the first quarter of 2024 decreased 13% to $30.9 million compared to $35.4 million in the first quarter of 2023. Operating expenses in the quarter include a non-cash charge of $1.7 million related to the change in fair value of consideration payable. Excluding the non-cash charge, operating expenses were $29.2 million, a decrease of 18% compared to first quarter of 2023.

Net Loss and Loss Per Share

Net Loss for the first quarter of 2024 was $17.2 million, or $(0.17) per share, compared to a net loss of $29.8 million, or $(0.53) per share in the first quarter of 2023. As of March 31, 2024, the weighted average shares outstanding was 99.9 million. As of March 31, 2023, the weighted average shares outstanding was 56.5 million.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA for the first quarter of 2024 was a loss of $(10.2) million compared to an adjusted EBITDA loss of $(17.8) million in the first quarter of 2023, an improvement of 43%.

Adjusted EBITDA (defined as earnings/loss before interest income/expense, provision for income taxes, depreciation and amortization, stock-based compensation, acquisition related costs, estimated loss related to underperforming assets of subsidiary, and change in fair value related to consideration payable) is a non-GAAP financial measure management uses as a proxy for net income/loss. See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

Adjusted EPS for the first quarter of 2024 was a loss of $(0.13) compared to an adjusted EPS loss of $(0.49) in the first quarter of 2023.

Adjusted EPS (defined as earnings/loss per diluted share) is a non-GAAP financial measure management uses to assess earnings per diluted share excluding non-recurring items such as amortization expense of intangible assets, acquisition related costs, estimated loss related to underperforming assets of subsidiary, and change in fair value related to consideration payable. See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

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Cash and Cash Equivalents

As of March 31, 2024, Cash and Cash Equivalents totaled $93.5 million, a decrease of $28.2 million compared to $121.7 million at December 31, 2023. As of March 31, 2024, Blink fully paid off promissory notes and interest of $45.5 million related to the SemaConnect acquisition. Subsequent to the end of first quarter of 2024, Blink paid off in full $7 million of the notes payable associated with the acquisition of Envoy.

Recent Quarter Highlights:

●	Selected as one of the official EV charger and network services providers for the State of New York

●	Collaborated with Evri, the UK’s largest dedicated parcel delivery company, to install one of Evri’s first EV charging hubs in Rugby, UK

●	Partnered with Keystone Purchasing Network, a cooperative purchasing program, to become its exclusive provider of EV charging services

●	Promoted Jenifer Yokley to Chief Marketing Officer

●	Established global corporate headquarters and announced expansion of manufacturing facility in Bowie, Maryland

●	Chosen by the City of Frederick, Maryland to install chargers across four downtown parking garages to be utilized by residents and visitors

●	Named as the official EV charging provider for Allegiant Stadium, home of the Las Vegas Raiders, providing much-needed reliable EV charging solutions for stadium attendees

●	Collaborated with McArthurGlen, the leading owner, developer, and manager of designer outlets in the Netherlands, to provide customers state-of-the-art EV charging solutions

●	Continued to support Blink’s partner, AES, in efforts to provide EV drivers throughout the country of El Salvador with accessible and easy EV charging

Earnings Conference Call

Blink Charging will host a conference call and webcast to discuss first quarter 2024 results today, May 9, 2024, at 4:30 PM, Eastern Time.

To access the live webcast, log onto the Blink Charging website at www.blinkcharging.com, and click on the News/Events section of the Investor Relations page. Investors may also access the webcast via the following link:

https://www.webcaster4.com/Webcast/Page/2468/50520

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 189266.

A replay of the teleconference will be available until June 8, 2024, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 50520.

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BLINK CHARGING CO.

Condensed Consolidated Statements of Operations

(in thousands, except for share and per share amounts)

(unaudited)

	For The Three Months Ended
	March 31,
	2024	2023
Revenues:
Product sales	$27,508	$16,389
Charging service revenue - company-owned charging stations	5,027	2,885
Network fees	2,065	1,628
Warranty	953	393
Grant and rebate	583	49
Car-sharing services	1,097	252
Other	335	72

Total Revenues	37,568	21,668

Cost of Revenues:
Cost of product sales	16,602	11,731
Cost of charging services - company-owned charging stations	705	887
Host provider fees	3,042	1,647
Network costs	589	437
Warranty and repairs and maintenance	605	948
Car-sharing services	862	637
Depreciation and amortization	1,744	838

Total Cost of Revenues	24,149	17,125

Gross Profit	13,419	4,543

Operating Expenses:
Compensation	14,957	22,709
General and administrative expenses	7,777	8,478
Other operating expenses	6,438	4,195
Change in fair value of consideration payable	1,700	-

Total Operating Expenses	30,872	35,382

Loss From Operations	(17,453)	(30,839)

Other Income:
Interest expense	(427)	(617)
Foreign transaction (loss) gain	(30)	1,807
Change in fair value of derivative and other accrued liabilities	2	10
Dividend and interest income	763	50

Total Other Income	308	1,250

Loss Before Income Taxes	$(17,145)	$(29,589)

Provision for income taxes	(28)	(212)

Net Loss	$(17,173)	$(29,801)

Net Loss Per Share:
Basic	$(0.17)	$(0.53)
Diluted	$(0.17)	$(0.53)

Weighted Average Number of Common Shares Outstanding:
Basic	99,902,470	56,469,928
Diluted	99,902,470	56,469,928

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BLINK CHARGING CO.

Condensed Consolidated Balance Sheets

(in thousands, except for share amounts)

	March 31,	December 31,
	2024	2023
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$93,458	$121,691
Accounts receivable, net	53,608	45,447
Inventory, net	44,679	47,942
Prepaid expenses and other current assets	5,990	6,654

Total Current Assets	197,735	221,734
Restricted cash	77	79
Property and equipment, net	37,205	35,127
Operating lease right-of-use asset	9,616	9,731
Intangible assets, net	13,857	16,298
Goodwill	144,881	144,881
Other assets	1,124	669

Total Assets	$404,495	$428,519

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$26,300	$31,193
Accrued expenses and other current liabilities	15,477	14,143
Notes payable	6,792	6,792
Current portion of operating lease liabilities	3,794	3,448
Current portion of financing lease liabilities	436	512
Current portion of deferred revenue	14,430	13,613

Total Current Liabilities	67,229	69,701
Consideration payable	19,818	49,434
Operating lease liabilities, non-current portion	6,714	7,025
Financing lease liabilities, non-current portion	123	163
Other liabilities	337	337
Deferred revenue, non-current portion	13,536	12,462

Total Liabilities	107,757	139,122
Stockholders’ Equity:
Common stock, $0.001 par value, 500,000,000 shares authorized, 100,996,579 and 92,818,233 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	101	93
Additional paid-in capital	855,306	829,563
Accumulated other comprehensive loss	(3,773)	(2,536)
Accumulated deficit	(554,896)	(537,723)

Total Stockholders’ Equity	296,738	289,397
Total Liabilities and Stockholders’ Equity	$404,495	$428,519

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BLINK CHARGING CO. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	For The Three Months Ended
	March 31,
	2024	2023

Cash Flows From Operating Activities:
Net loss	$(17,173)	$(29,801)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,343	3,166
Non-cash lease expense	497	438
Change in fair value of contingent consideration	-	8
Gain on disposal of fixed assets	(32)	(37)
Change in fair value of derivative and other accrued liabilities	2	10
Change in fair value of consideration payable	1,700	-
Provision for slow moving and obsolete inventory	762	-
Provision for bad debt	548	555
Stock-based compensation:
Common stock	635	3,685
Options	282	4,090
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(10,629)	(4,377)
Inventory	1,981	(4,903)
Prepaid expenses and other current assets	615	(590)
Other assets	(459)	(181)
Accounts payable and accrued expenses	(5,271)	3,876
Other liabilities	-	4
Lease liabilities	(339)	(346)
Deferred revenue	2,062	226

Total Adjustments	(4,303)	5,624

Net Cash Used In Operating Activities	(21,476)	(24,177)

Cash Flows From Investing Activities:
Capitalization of engineering costs	-	(550)
Purchases of property and equipment	(2,830)	(1,665)

Net Cash Used In Investing Activities	(2,830)	(2,215)

Cash Flows From Financing Activities:
Proceeds from sale of common stock in public offering, net [1]	25,070	94,766
Repayment of note payable	(31,354)	-
Proceeds from exercise of options and warrants	-	835
Repayment of financing liability in connection with finance lease	(169)	(92)
Payment of financing liability in connection with internal use software	(250)	(149)

Net Cash (Used In) Provided By Financing Activities	(6,703)	95,360

Effect of Exchange Rate Changes on Cash and Cash Equivalents	2,774	(2,321)

Net (Decrease) Increase In Cash and Cash Equivalents and Restricted Cash	(28,235)	66,647

Cash and Cash Equivalents and Restricted Cash - Beginning of Period	121,770	36,633

Cash and Cash Equivalents and Restricted Cash - End of Period	$93,535	$103,280

Cash and cash equivalents and restricted cash consisted of the following:
Cash and cash equivalents	$93,458	$103,202
Restricted cash	77	78
	$93,535	$103,280

[1] Includes gross proceeds of $25,651, less issuance costs of $581.

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Non-GAAP Financial Measures

The following table reconciles Net Loss attributable to Blink Charging to EBITDA and Adjusted EBITDA for the periods shown:

	For The Three Months Ended
	March 31,
	2024	2023

Net Loss	$(17,173)	$(29,800)
Add:
Interest Expense	427	617
Provision for Income Taxes	28	207
Depreciation and amortization	3,343	3,186
EBITDA	(13,375)	(25,790)
Add:
Stock-based compensation	917	7,776
Acquisition-related costs	14	232
Estimated loss related to underperforming assets of subsidiary	564	-
Change in fair value related to consideration payable	1,700	-
Adjusted EBITDA	$(10,180)	$(17,782)

The following table reconciles EPS attributable to Blink Charging to Adjusted EPS for the periods shown:

	For The Three Months Ended
	March 31,
	2024	2023

Net Income - per diluted share	$(0.17)	$(0.53)
Per diluted share adjustments:
Add: Amortization expense of intangible assets	0.01	0.04
Acquisition-related costs	0.00	0.00
Estimated loss related to underperforming assets of subsidiary	0.01	-
Change in fair value related to consideration payable	0.02	-
Adjusted EPS	$(0.13)	$(0.49)

Blink Charging Co. publicly reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, Blink Charging also presents financial information that is considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the U.S. Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income (Loss) or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies, including Blink Charging’s competitors. EBITDA and Adjusted EBITDA are not performance measures calculated in accordance with GAAP and are therefore considered non-GAAP measures. Reconciliation tables are presented above.

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EBITDA is defined as earnings (loss) attributable to Blink Charging before interest income (expense), provision for income taxes, depreciation and amortization. Blink Charging believes EBITDA is useful to its management, securities analysts, and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps Blink Charging’s management, securities analysts, and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its merger and acquisition expenses, financing transactions, and the depreciation and amortization impact of capital investments from its operating results.

The Company also believes that Adjusted EBITDA, defined as EBITDA adjusted for non-recurring items such as stock-based compensation, acquisition related costs, estimated loss related to underperforming assets of subsidiary, and change in fair value related to consideration payable, is useful to securities analysts and investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the Condensed Consolidated Statements of Operations.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Loss, and Diluted Earnings per Share.

About Blink Charging

Blink Charging Co. (Nasdaq: BLNK) is a global leader in electric vehicle (EV) charging equipment and services, enabling drivers, hosts, and fleets to easily transition to electric transportation through innovative charging solutions. Blink’s principal line of products and services include Blink’s EV charging networks (“Blink Networks”), EV charging equipment, and EV charging services. Blink Networks use proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. Blink has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs.

For more information, please visit https://blinkcharging.com/.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of Blink and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including achieving its 2024 revenue and gross margin targets and its projected 2024 adjusted EBITDA run rate, and the risk factors described in Blink’s periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Investor Relations Contact

Vitalie Stelea

IR@BlinkCharging.com

305-521-0200 ext. 446

Blink Media Contact

Nipunika Coe

PR@BlinkCharging.com

305-521-0200 ext. 266

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